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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

Date of Report (Date of earliest event reported):   September 26, 1995

                              SUN SPORTSWEAR, INC.
             (Exact name of registrant as specified in its charter)

Commission File Number        0-18054

Washington                                                            91-1132690
(State or other jurisdiction                                       (IRS Employer
  of incorporation)                                          Identification No.)

                 6520 South 190th Street, Kent, Washington 98032
                    (Address of principal executive offices)

Registrant's telephone number including area code:   (206) 251-3565

                                       N/A

          (Former name or former address, if changed since last report)



                     Page 1 of Form 8-K Sun Sportswear, Inc.

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Item 5   Change in Management of Registrant

         On October 2, 1995, Larry Mounger resigned as Chief Executive Officer and President of Sun Sportswear, Inc. Mr. Mounger will continue, full time, until January 31, 1996 as Chairman of the Board. Mr. Mounger will continue, thereafter, as a member of the Board of Directors.

         On October 2, 1995, the company appointed William S. Wiley as Chief Executive Officer, President and Director of Sun Sportswear, Inc. As has been previously disclosed in the Company's public documents, in March 1995 the Company engaged Mr. Wiley and Mr. Wiley's company, Wiley, Pene and Company, as consultants to assist in Sun's sales, sourcing, printing and distribution re-engineering efforts. The engagement of Wiley and Mr. Wiley's company ended on September 30, 1995.

         On September 26, 1995, Robert A. Pene resigned as a member of Sun Sportswear, Inc.'s Board of Directors. As has been previously disclosed in the Company's public documents, in March 1995 the Company engaged Mr. Pene and Mr. Pene's company, Wiley, Pene and Company, as consultants to assist in Sun's sales, sourcing, printing and distribution re-engineering efforts. The engagement of Pene and Mr. Pene's company ended on September 30, 1995.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned hereunder duly authorized in the City of Kent, State of Washington, on this 5th day of October 1995.

                                        SUN SPORTSWEAR, INC.

                                        By:       /s/Kevin James
                                                 -----------------------
                                                 Kevin James
                                                 Chief Financial Officer
                                                 Sun Sportswear, Inc.


                     Page 2 of Form 8-K Sun Sportwear, Inc.